BANKWELL FINANCIAL GROUP REPORTS RECORD FOURTH QUARTER AND FULL YEAR NET INCOME; LOAN ORIGINATIONS FOR THE YEAR EXCEED $400 MILLION
New Canaan, CT – January 27, 2016 – Bankwell Financial Group, Inc. (NASDAQ: BWFG) reported GAAP net income of $2.6 million for the fourth quarter of 2015, a 260.1% increase over the same period for 2014, and $9.0 million for the year ended 2015, an increase of 97.7% compared to the year ended 2014.
The Company reported basic and diluted earnings per common share of $0.35 for the quarter ended December 31, 2015 compared to $0.10 for the quarter ended December 2014. Basic and diluted earnings per common share for the year ended December 31, 2015 were $1.23 and $1.21, respectively, compared to $0.78 for the year ended December 31, 2014.
The Company's Board of Directors declared a $0.05 per share cash dividend, payable February 22, 2016 to shareholders of record on February 12, 2016 and redeemed $10.98 million (10,980 shares) of preferred stock issued pursuant to the United States Department of Treasury under the Small Business Lending Fund Program (the "SBLF").
Notes Bankwell Financial Group CEO, Christopher Gruseke:
"This was a record quarter and a strong finish to an outstanding year for Bankwell. In addition to fourth quarter net income of $2.6 million, our loan portfolio surpassed $1.1 billion as our lending team continues to generate high quality assets for the Bank.  At 0.38%, our non-performing asset ratio is a testament to our disciplined growth strategy, as is our improved efficiency ratio of 62.7% for the year ended December 31, 2015, compared to 69.1% for the year ended December 31, 2014. This year, as part of our capital management strategy, which included issuance of $25.5 million in subordinated notes, Bankwell's Board approved and paid our first cash dividend. Looking ahead to 2016, we are enthusiastic about the opportunities to build on our performance and to continue to deliver outstanding value to our shareholders, customers, employees and the communities we serve."
Earnings
Net income for the quarter ended December 31, 2015 was $2.6 million, an increase of 260.1% compared to the quarter ended December 31, 2014. Net income for the year ended December 31, 2015 was $9.0 million, an increase of 97.7% compared to the year ended December 31, 2014. Revenues (net interest income plus non-interest income) for the quarter ended December 31, 2015 were $12.1 million, an increase of 13.9% compared to the quarter ended December 31, 2014. Revenues for the year ended December 31, 2015 were $46.3 million, an increase of 33.3% compared to the year ended December 31, 2014. Net interest income for the quarter ended December 31, 2015 was $11.2 million, an increase of 15.0% compared to the quarter ended December 31, 2014. Our strong net interest income was fueled by record earning asset growth.
The Company continues to focus on expense control as indicated by our improving efficiency ratio. The Company's efficiency ratio for the quarters ended December 31, 2015 and December 31, 2014 were 62.8% and 65.4%, respectively. The Company's efficiency ratio for the year ended December 31, 2015 and December 31, 2014 were 62.7% and 69.1%, respectively.

Financial Condition
Assets totaled $1.3 billion at December 31, 2015, an increase of 21.0% compared to assets of $1.1 billion at December 31, 2014. This increase reflects strong organic loan growth and capital raised as a result of the issuance of $25.5 million in subordinated notes in the third quarter of 2015. Total gross loans were $1.1 billion at December 31, 2015, an increase of 23.4% compared to December 31, 2014. Deposits increased to $1.0 billion, an increase of 25.3% over December 31, 2014, with core deposits (total deposits less time deposits) showing an increase of 15.8% over December 31, 2014 to $610.2 million.
Asset Quality
Asset quality remained exceptionally strong at December 31, 2015.  Non-performing assets as a percentage of total assets was 0.38% at December 31, 2015, down from 0.39% at December 31, 2014.  The allowance for loan losses at December 31, 2015 was $14.2 million, representing 1.33% of total loans, excluding acquired loans.
Capital
Shareholders' equity continued to remain strong at $131.8 million as of December 31, 2015, an increase of $2.6 million compared to December 31, 2014, primarily a result of net income for the year ended December 31, 2015 of $9.0 million and capital raised from the exercise of warrants in the fourth quarter of 2015 of $3.8 million, offset by the redemption of the SBLF preferred stock of $11.0 million. As of December 31, 2015, the tangible common equity ratio and tangible book value per share were 9.68% and $17.43, respectively.
About Bankwell Financial Group
Bankwell is a commercial bank that serves the banking and lending needs of residents and businesses throughout Fairfield and New Haven Counties, CT.  For more information about this press release, interested parties may contact Christopher R. Gruseke, President and Chief Executive Officer or Ernest J. Verrico Sr., Executive Vice President and Chief Financial Officer of Bankwell Financial Group at (203) 652-0166.
For more information, visit www.mybankwell.com.
This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED BALANCE SHEETS (unaudited)
(Dollars in thousands, except share data)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2015	2015	2015	2015	2014
Assets
Cash and due from banks	$ 49,562	$ 86,830	$ 75,550	$ 19,428	$ 48,559
Federal funds sold	39,035	-	-	-	-
Cash and cash equivalents	88,597	86,830	75,550	19,428	48,559

Held to maturity investment securities, at amortized cost	10,226	11,282	11,341	11,398	11,454
Available for sale investment securities, at fair value	40,581	45,023	46,883	50,736	65,009
Loans held for sale	-	252	-	-	586
Loans receivable (net of allowance for loan losses of $14,169, $13,720,
$12,230, $11,596, $10,860 at December 31, 2015, September 30, 2015,
June 30, 2015, March 31, 2015 and December 31, 2014, respectively)	1,129,748	1,108,439	1,021,693	964,034	915,981
Foreclosed real estate	1,248	1,328	830	830	950
Accrued interest receivable	4,071	3,831	3,575	3,342	3,323
Federal Home Loan Bank stock, at cost	6,554	6,918	6,918	6,794	6,109
Premises and equipment, net	11,163	11,505	11,868	12,120	11,910
Bank-owned life insurance	23,755	23,578	23,395	23,211	23,028
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangible assets	652	694	745	797	848
Deferred income taxes, net	8,337	8,604	7,869	7,436	7,156
Other assets	2,851	2,472	1,418	1,748	2,029
Total assets	$ 1,330,372	$ 1,313,345	$ 1,214,674	$ 1,104,463	$ 1,099,531

Liabilities & Shareholders' Equity
Liabilities
Deposits
Noninterest-bearing	$ 164,553	$ 148,732	$ 162,546	$ 142,920	$ 166,030
Interest-bearing	882,389	876,957	789,035	691,783	669,409
Total deposits	1,046,942	1,025,689	951,581	834,703	835,439

Advances from the Federal Home Loan Bank	120,000	120,000	124,000	133,000	129,000
Subordinated debentures	25,000	25,037	-	-	-
Accrued expenses and other liabilities	6,661	6,831	5,424	5,352	5,882
Total liabilities	1,198,603	1,177,557	1,081,005	973,055	970,321

Commitments and Contingencies	-	-	-	-	-

Shareholders' equity
Preferred stock, senior noncumulative perpetual, Series C, no par;
10,980 shares issued and outstanding at September 30, 2015, June 30, 2015,
March 31, 2015 and December 31, 2014, respectively;
liquidation value of $1,000 per share.	-	10,980	10,980	10,980	10,980
Common stock, no par value; 10,000,000 shares authorized,
7,516,291, 7,252,429, 7,240,704, 7,243,252 and 7,185,482 shares issued at
December 31, 2015, September 30, 2015, June 30, 2015, March 31, 2015
and December 31, 2014, respectively.	112,579	108,319	108,038	107,765	107,265
Retained earnings	18,963	16,764	14,538	12,280	10,434
Accumulated other comprehensive income	227	(275)	113	383	531
Total shareholders' equity	131,769	135,788	133,669	131,408	129,210

Total liabilities and shareholders' equity	$ 1,330,372	$ 1,313,345	$ 1,214,674	$ 1,104,463	$ 1,099,531

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Interest and dividend income
Interest and fees on loans	$ 13,383	$ 10,369	$ 48,698	$ 33,409
Interest and dividends on securities	489	635	1,958	2,052
Interest on cash and cash equivalents	36	12	98	128
Total interest income	13,908	11,016	50,754	35,589

Interest expense
Interest expense on deposits	1,776	1,038	5,681	3,295
Interest on borrowings	896	207	2,285	634
Total interest expense	2,672	1,245	7,966	3,929

Net interest income	11,236	9,771	42,788	31,660

Provision for loan losses	354	1,305	3,230	2,152

Net interest income after provision for loan losses	10,882	8,466	39,558	29,508

Noninterest income
Service charges and fees	258	223	933	643
Gains and fees from sales of loans	228	305	1,113	1,313
Bank owned life insurance	178	192	727	497
Other	176	113	711	588
Total noninterest income	840	833	3,484	3,041

Noninterest expense
Salaries and employee benefits	4,248	4,122	16,065	13,534
Occupancy and equipment	1,312	1,260	5,341	4,422
Professional services	414	159	1,447	1,194
Data processing	366	340	1,523	1,289
Marketing	278	211	985	674
Director fees	198	190	622	650
FDIC insurance	185	143	672	488
Foreclosed real estate	95	15	168	36
Amortization of intangibles	43	53	196	133
Merger and acquisition related expenses	2	1,393	2	1,801
Other	540	457	2,150	1,591
Total noninterest expense	7,681	8,343	29,171	25,812

Income before income tax expense	4,041	956	13,871	6,737

Income tax expense	1,423	229	4,841	2,169

Net income	$ 2,618	$ 727	$ 9,030	$ 4,568

Net income attributable to common shareholders	$ 2,575	$ 700	$ 8,905	$ 4,458

Earnings Per Common Share:
Basic	$ 0.35	$ 0.10	$ 1.23	$ 0.78
Diluted	0.35	0.10	1.21	0.78

Weighted Average Common Shares Outstanding:
Basic	7,169,570	6,998,188	7,071,550	5,577,942
Diluted	7,234,431	7,033,660	7,140,558	5,605,512
Dividends per common share	$ 0.05	$ -	$ 0.05	$ -

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
(Dollars in thousands, except per share data)

		Three Months Ended December 31,		Twelve Months Ended December 31,
		2015	2014	2015	2014
Performance ratios:
Return on average assets		0.78%	0.28%	0.75%	0.52%
Return on average shareholders' equity		7.68%	2.26%	6.76%	4.66%
Return on average tangible common equity		7.74%	2.45%	6.83%	5.34%
Net interest margin		3.63%	3.99%	3.77%	3.84%
Efficiency ratio (1)		62.8%	65.4%	62.7%	69.1%

Net loan recoveries (charge-offs) as a % of average loans		0.01%	0.00%	0.01%	0.05%

	As of
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Capital ratios:
Total Common Equity Tier 1 Capital to Risk-Weighted Assets (2)	12.18%	10.75%	11.44%	12.08%	N/A
Total Capital to Risk-Weighted Assets (2)	13.39%	11.94%	12.59%	13.26%	13.55%
Tier I Capital to Risk-Weighted Assets (2)	12.18%	10.75%	11.44%	12.08%	12.47%
Tier I Capital to Average Assets (2)	10.84%	9.84%	10.71%	10.99%	11.12%
Tangible common equity to tangible assets	9.68%	9.28%	9.85%	10.63%	10.47%

Tangible book value per common share (3)	$ 17.43	$ 17.25	$ 16.95	$ 16.62	$ 16.35

Asset quality:
Nonaccrual loans	$ 3,791	$ 2,367	$ 2,205	$ 2,451	$ 3,362
Other real estate owned	1,248	1,328	830	830	950
Total non-performing assets	$ 5,039	$ 3,695	$ 3,035	$ 3,281	$ 4,312

Loans past due 90 days and still accruing	$ 1,105	$ 1,082	$ 1,479	$ 1,671	$ 1,872

Nonperforming loans as a % of total loans	0.33%	0.21%	0.21%	0.25%	0.36%

Nonperforming assets as a % of total assets	0.38%	0.28%	0.25%	0.30%	0.39%

Allowance for loan losses as a % of total loans	1.23%	1.22%	1.18%	1.18%	1.17%

Allowance for loan losses as a % of nonperforming loans	373.76%	579.64%	554.65%	473.11%	323.02%

(1) Efficiency ratio is defined as non-interest expenses, less merger and acquisition related expenses and other real estate owned expenses, divided by our operating revenue, which is equal to net interest income plus non-interest income excluding gains and losses on sales of securities and gains and losses on other real estate owned. In our judgment, the adjustments made to operating revenue allow investors and analysts to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.

(2) Represents Bank ratios.

(3) Excludes preferred stock and unvested restricted stock awards of 143,323, 206,732, 198,414, 200,962, and 165,862 as of December 31, 2015, September 30, 2015, June 30, 2015, March 31, 2015 and December 31, 2014, respectively.

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS
(Dollars in thousands)

	For the Three Months Ended
	December 31, 2015			December 31, 2014
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Cash and Fed funds sold	$ 47,162	$ 36	0.31%	$ 20,518	$ 11	0.22%
Securities (1)	52,405	544	4.15%	84,676	727	3.43%
Loans:
Commercial real estate	687,447	8,358	4.76%	486,311	5,992	4.82%
Residential real estate	174,815	1,556	3.56%	173,841	1,550	3.57%
Construction (2)	89,338	996	4.36%	57,886	685	4.63%
Commercial business	170,954	2,224	5.09%	139,068	1,791	5.04%
Home equity	16,011	155	3.83%	17,997	194	4.28%
Consumer	1,943	24	4.98%	3,160	38	4.78%
Acquired loans (net of mark)	2,058	70	13.43%	2,345	120	20.35%
Total loans	1,142,566	13,383	4.58%	880,608	10,370	4.61%
Federal Home Loan Bank stock	6,640	57	3.45%	5,808	19	1.32%
Total earning assets	1,248,773	$ 14,020	4.39%	991,610	$ 11,127	4.39%
Other assets	76,443			54,306
Total assets	$ 1,325,216			$ 1,045,916

Liabilities and shareholders' equity:
Interest-bearing liabilities:
NOW	$ 51,778	15	0.11%	$ 54,532	15	0.11%
Money market	294,219	404	0.54%	211,219	272	0.51%
Savings	101,590	201	0.78%	84,238	86	0.41%
Time	434,976	1,156	1.05%	280,329	665	0.94%
Total interest-bearing deposits	882,563	1,776	0.80%	630,318	1,038	0.65%
Borrowed Money	145,015	896	2.45%	118,301	207	0.69%
Total interest bearing liabilities	1,027,578	$ 2,672	1.03%	748,619	$ 1,245	0.66%
Noninterest-bearing deposits	155,276			159,772
Other liabilities	7,051			9,785
Total liabilities	1,189,905			918,176
Shareholders' equity	135,311			127,740
Total liabilities and shareholders' equity	$ 1,325,216			$ 1,045,916
Net interest income (3)		$ 11,348			$ 9,882
Interest rate spread			3.36%			3.73%
Net interest margin (4)			3.63%			3.99%

(1) Average balances and yields for securities are based on amortized cost.
(2) Includes commercial and residential real estate construction.
(3) The adjustment for securities and loans taxable equivalency amounted to $112 thousand and $111 thousand, respectively for the three months ended December 31, 2015, and 2014.
(4) Net interest income as a percentage of earning assets.

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS
(Dollars in thousands)

	For the Twelve Months Ended
	December 31, 2015			December 31, 2014
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Cash and Fed funds sold	$ 39,632	$ 97	0.25%	$ 49,152	$ 127	0.26%
Securities (1)	59,009	2,243	3.80%	61,398	2,424	3.95%
Loans:
Commercial real estate	611,289	29,835	4.81%	378,345	18,515	4.83%
Residential real estate	174,527	6,282	3.60%	164,598	5,911	3.59%
Construction (2)	76,292	3,505	4.53%	49,212	2,300	4.61%
Commercial business	156,039	8,089	5.11%	109,121	5,496	4.97%
Home equity	17,163	649	3.78%	14,529	564	3.88%
Consumer	2,350	115	4.88%	1,270	81	6.35%
Acquired loans (net of mark)	2,672	225	8.42%	2,707	545	20.14%
Total loans	1,040,332	48,700	4.62%	719,782	33,412	4.59%
Federal Home Loan Bank stock	6,715	168	2.50%	5,078	73	1.45%
Total earning assets	1,145,688	$ 51,208	4.41%	835,410	$ 36,036	4.25%
Other assets	60,191			43,535
Total assets	$ 1,205,879			$ 878,945

Liabilities and shareholders' equity:
Interest-bearing liabilities:
NOW	$ 55,696	62	0.11%	$ 53,041	58	0.11%
Money market	263,900	1,411	0.53%	182,676	836	0.46%
Savings	96,841	693	0.72%	91,058	302	0.33%
Time	365,179	3,515	0.96%	238,710	2,099	0.88%
Total interest-bearing deposits	781,616	5,681	0.73%	565,485	3,295	0.58%
Borrowed Money	129,390	2,285	1.77%	65,953	634	0.96%
Total interest bearing liabilities	911,006	$ 7,966	0.87%	631,438	$ 3,929	0.62%
Noninterest-bearing deposits	154,950			136,748
Other liabilities	6,370			12,838
Total liabilities	1,072,326			781,024
Shareholders' equity	133,553			97,921
Total liabilities and shareholders' equity	$ 1,205,879			$ 878,945
Net interest income (3)		$ 43,242			$ 32,107
Interest rate spread			3.54%			3.63%
Net interest margin (4)			3.77%			3.84%

(1) Average balances and yields for securities are based on amortized cost.
(2) Includes commercial and residential real estate construction.
(3) The adjustment for securities and loans taxable equivalency amounted to $454 thousand and $447 thousand, respectively for the twelve months ended December 31, 2015, and 2014.
(4) Net interest income as a percentage of earning assets.